AMENDED                                                       JANUARY 1, 2003
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                 MANAGEMENT SERVICE AGREEMENT

              Myoffiz Inc. - Myoffiz Asia Pte Ltd

































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                        -Cover Page-





Myoffiz Inc.
("MOI")

and

Myoffiz Asia Pte Ltd.
("MO")
                       SERVICE AGREEMENT
              Myoffiz Inc - Myoffiz Asia Pte Ltd

This Agreement (the "Agreement") is made and entered into as of 1st November, 2000, amended January 1, 2003 by and between Myoffiz Inc, a company incorporated under the laws of the State of Nevada ("MOI"), and Myoffiz Asia Pte Ltd., a company incorporated under the laws of Singapore, ("MO"), (hereinafter the "Parties").

                           RECITALS

     A. Myoffiz Inc has established, owns and represents, a corporation capable of providing office supplies, products and services on a click and mortar mode; and

     B. Myoffiz Inc has acquired the assets, rights, domain-names and internet mall for conduct of business in office supplies, products and services on a click and mortar mode, and wishes to capitalize on this opportunity with the best available management

     B. Myoffiz Asia Pte Ltd desires to ensure commercial success by providing management and marketing services for Myoffiz Inc, and Myoffiz Inc desires to accept these services and obligations under the terms and conditions of this Agreement


     NOW, THEREFORE in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties consent and agree as follows:

     ACCORDINGLY, for good and valuable consideration, and in further consideration of the forgoing and the mutual covenants, agreements, representations and warranties herein contained, the Parties hereby further agree as follows:

     Article 1 SERVICES

     Myoffiz Asia Pte Ltd shall provide on a needs basis the following services during the Term, and Myoffiz Inc hereby accepts such services and obligations upon the terms and conditions contained herein:

     * Administration of sales of office products; including ordering products for resale, processing sales orders, processing product delivery, and processing billings and payments

     *  Administration of commissions or fees from
     third-party  product  and  service  providers;  including
     contracting with them,   processing  of orders  for their
     products and services, and processing of related billings and payments

     *  Advertising and promotion

     *  Hosting and maintenance of our website

     * Furnishing personnel to act as officers and directors, including Mr. Jaren Chan and Mr. Michael Chang

     Article 2.     CONSIDERATION

     In consideration of the management and marketing services provide by Myoffiz Asia Pte Ltd under this Agreement,
     Myoffiz Inc shall pay Myoffiz Asia Pte Ltd a management fee of Two Thousand and three hundred Dollars (US$2,300) per month payable in advance, plus any and all business expenses incurred by Myoffiz Asia Pte Ltd while providing the services under this Agreement, for the duration of the Term of this Agreement. The Consideration can be varied by mutual written consent of the Parties.

     Article 3.     NO COMPETITION

     Myoffiz Asia Pte Ltd, nor its agents, employees, partners, officers, directors or any other company or person with which Myoffiz Asia Pte Ltd has any other commercial relationship, association, affiliation and/or agreement, other than specifically provided for in this Agreement, shall

     3.1 neither appoint nor otherwise allow any other entity, either directly or indirectly to, manufacture, import, sell, market or distribute the products of Myoffiz Inc as may reasonably deemed to compete with the products, services supplies by Myoffiz Inc, nor

     3.2 offer services to any other entity, either directly or indirectly, as may reasonably be deemed to compete with the Products and Services and Website under this Agreement.

     Article 4 CONFIDENTIALITY

     Myoffiz   Asia  Pte  Ltd  and  Myoffiz  Inc  shall   keep
     confidential all proprietary information pertaining to the products, services and supplies offered by Myoffiz
     Inc.

     Article 5.     RELATIONSHIP OF PARTIES

     The relationship of the parties of this Agreement shall be that of independent contractors. Nothing contained in this agreement shall be construed to create an agency, partnership, joint-venture or employment relationship between the Parties, nor to make Myoffiz Asia Pte Ltd, the agent for Myoffiz Inc for any purpose, and no party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf of or binding upon the other Party.

     Article 6.     TERM

     The Term of this Agreement shall be deemed to commence from the 1st day, November 2000. Notwithstanding, the management fee payment shall commerce only from 1st day
     January 2001, with the first payment be made for the month of January 2001. This Agreement may be terminated by mutual written consent of the Parties upon 30 days prior notice.

     Articles 7.    ASSIGNMENT of AGREEMENT

     Myoffiz Inc may assign the rights, interest and obligations under the Agreement to a successor entity, but Myoffiz Inc is not otherwise entitled to assignment the benefits of this Agreement to any subsidiary, division or other company through which Myoffiz Inc may from time to time enter into agreements to exclusively or otherwise conduct its business.

     Article 8.     SEVERABILITY

     If any provision of this Agreement is held to be prohibited by or invalid under any applicable law by any court or tribunal, such provision shall be ineffective only to the extent of such prohibition and shall not effect the validity of the remaining provisions hereof.

     Article 9.     ENTIRE AGREEMENT

     This Agreement constitutes the entire Agreement between the parties, supersedes all prior oral and written agreements and understandings between the parties, and can be altered, amended or modified only in writing and as duly executed by all parties.

     Article 10.    BINDING AGREEMENT

     This Agreement shall be binding upon and shall inure to the respective parties hereto and their legal successors, heirs, administrators and assigns.

     Article 11.    EXECUTION OF AGREEMENT

     This Agreement embodied in the English language and is executed as of two original counterparts made between Myoffiz Inc and Myoffiz Asia Pte Ltd each of which are signed by an authorised officer of each organisation who represent that they have the authority to enter this agreement on behalf of their respective organisations.
     Article 12.    GOVERNING LAW

     This Agreement must be interpreted in conformity with the laws of the State of Nevada and the parties submit to the non-exclusive jurisdiction of the Courts of that State and all courts of appeal therefrom.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


For and on behalf of                    For and on behalf of
Myoffiz Inc.                            Myoffiz Asia Pte Ltd




     By: /s/  Mr. Jaren Chan         By: /s/ Mr. Kwek Swee Cheow
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     Mr. Jaren Chan, President       Mr. Kwek Swee Cheow,
                                     Managing Director